1 Investor Presentation Fiscal Year 2020

22 Disclaimers Forward-looking statements This presentation contains certain forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward- looking statements include the Company’s expected store openings, growth potential, future earnings, revenue growth related to future equipment sales, and other statements, approximations, estimates and projections that do not relate solely to historical facts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, in light of the significant risks and uncertainties inherent in forward-looking statements, you should not place undue reliance on any of these forward- looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, risks and uncertainties associated with the duration and impact of COVID-19, which has resulted in store closures and may give rise to or heighten one or more of the other risks and uncertainties described herein, competition in the fitness industry, our and our franchisees’ ability to attract and retain new members, our and our franchisees’ ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, our ability to expand into new markets domestically and internationally, operating costs for us and our franchisees generally, availability and cost of capital for our franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of our information systems or technology, general economic conditions and the other factors described in the Company’s Annual Report on 10-K for the year ended December 31, 2020, and the Company’s other filings with the Securities and Exchange Commission. The information contained in this presentation is as of the date set forth herein, except as required by law, and neither we nor any of our affiliates or representatives (i) make any representation or warranty as to the accuracy or completeness of such information, or (ii) undertake any duty or obligation to provide additional information or correct or update any information set forth in this presentation, whether as a result of new information, future developments or otherwise. The financial performance information contained in this presentation (i) provides historical results of Planet Fitness facilities principally in the United States, with no assurance that facilities outside the United States will have the same or similar results; and (ii) does not guarantee, suggest or imply any success or results for the operation of Planet Fitness facilities in the United States or elsewhere. Non-GAAP financial measures This presentation includes unaudited non-GAAP financial measures. We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. For a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures, see the Appendix to this presentation.

3 Enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone® Our Mission

44 COVID-10 Update Trends for stores reopened since May/June 2020: Earliest reopen cohort shows best performance with usage indexing to nearly 90% of Q1’19 Keeping our commitment to clean PF team members required to wear masks in club Cleaning high-touch areas every 20-mins Extra sanitization stations for members COVID-19 health check, touchless check-in & Crowd Meter on PF app Social Fitnessing™: additional distance between equipment

55 One of the Largest and Fastest-Growing Fitness Centers in the U.S. Mission: Democratize fitness by breaking down barriers of intimidation and affordability Home of The Judgement Free Zone Highly-recognized national brand Exceptional value for members with standard membership of $10/month High-quality fitness experience Broad demographic appeal catering to 80%1 of the population that does not belong to a gym Approximately 40% of new joins have indicated they are first-time gym goers in Q1 ‘21 13.5 million members at year end ’20; 14.3 million as of April ‘21 2,124 stores with long-term potential for 4,000+ U.S stores and up to 300 stores in Canada 2020 System-wide sales of $2.4 billion 53 consecutive quarters of positive system-wide same store sales through Q1 2020 Planet Fitness accounted for more than 100% of industry net member growth in 2018 by adding ~1.8 million net new members while the industry grew by ~1.6 million2 95% franchise model drives strong operating margins and free cash flow Note: All figures as of 12/31/2020, unless noted otherwise 1 Approximately 80% of the U.S. and Canadian populations over age 14 2 IHRSA

66 Powerful business model drives significant opportunity for long-term growth ◼ $2.0mm average unit volume1 ◼ 40% royalty-adjusted four-wall EBITDA margin1 ◼ 25%+ cash-on-cash returns2 ◼ Scalable model with significant growth potential ◼ New openings driven by existing franchisees ◼ Comprehensive pre-opening and ongoing franchisee support ◼ Judgement Free Zone ◼ High-quality fitness experience ◼ Appeals to first-time gym users ◼ $10/mo. standard membership ◼ Highly recognized brand ◼ ~$1 billion spent on national marketing since 2011 ◼Mostly funded by franchisees 1 Based on corporate-owned store results for the year ended 12/31/2019 (before the impact of COVID-19). Based on a historical survey of franchisees and management estimates, we believe that, on average, our franchise stores achieve four-wall EBITDA margins in line with these corporate-owned store four-wall EBITDA margins. 2 Based on survey data and management analysis, franchisees have historically earned, and we believe can continue to earn, in their second year of operations, on average, a cash-on-cash return on unlevered (i.e., not debt-financed) initial investment greater than 25% after royalties and advertising, which is in line with our corporate-owned stores

77 Investment Highlights Differentiated fitness concept and exceptional value proposition that appeals to a broad demographic Strong store-level economics Highly attractive franchise system built for growth Predictable and recurring revenue streams with high cash flow conversion Market leader with a nationally recognized brand and scale advantage 1 2 3 4 5 Significant growth opportunities 6

88 Investment Highlights Differentiated fitness concept and exceptional value proposition that appeals to a broad demographic Strong store-level economics Highly attractive franchise system built for growth Predictable and recurring revenue streams with high cash flow conversion Market leader with a nationally recognized brand and scale advantage 1 2 3 4 5 Significant growth opportunities 6

99 We revolutionized the fitness industry First Planet Fitness was founded in Dover, NH 3rd store opens and introduced Lunk Alarm and Judgement Free Zone Refocus on core competencies - aerobics and child daycare removed The first Planet Fitness franchise is sold and seven stores now open Branded equipment is introduced OUR FIRST FRANCHISE 400th store National advertisement: “I lift things up and put them down” 2.3mm members 100th store 500,000 members “Lunkhead” appears on The Today Show 900th store 1st international store 6.1mm+ members 500th and 600th stores Planet Fitness partners with TSG Consumer Partners Completes its Initial Public Offering, Adds its 1,000th store, 7.3mm members, First year as primary sponsor of NYE celebration 1,500th store 10 mm+ members 1st store in Hawaii marking presence in all 50 states 1st store in Panama STORE GROWTH | 1,700th store 12.5 mm+ members 1st store in Mexico 2,000th store 14.4 mm members Launched Teen Summer Challenge Nationally BRAND EVOLUTION | Comprehensive COVID-19 protocols Partnered with iFit to deliver premium streaming workouts

Differentiated concept & broad demographic appeal

Judgement Free Zone

- ✓ All **fitness levels** feel welcome
- ✓ **"No gymtimidation"**
- ✓ **"You belong"** – we make it fun (monthly Pizza Mondays and Bagel Tuesdays)[1]

Distinct Store Experience

- ✓ **Bright, clean, large** stores maximized for **essential fitness equipment**
- ✓ **High-quality PF-branded** cardio and weight-training equipment
- ✓ **Streamlined experience** leaves little room for customer disappointment

Exceptional Value

"All This for Only That"

- ✓ **No pushy sales tactics**
- ✓ **Standard membership** of $10/mo.
- ✓ **Black Card membership** of $22.99/mo. provides access to all locations

Member Stats

Ages 13+ are welcome members

47% are under 35 years old

17% are over 55 years old

26% have incomes <$50K

21% have incomes >$100K

High & low income households find PF a value

Males & females enjoy the unique fitness experience

>50% are female

Source: Civis Analytics survey data/EDW data

1 Programs paused in 2020 due to COVID-19

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1111 Investment Highlights Differentiated fitness concept and exceptional value proposition that appeals to a broad demographic Strong store-level economics Highly attractive franchise system built for growth Predictable and recurring revenue streams with high cash flow conversion Market leader with a nationally recognized brand and scale advantage 1 2 3 4 5 Significant growth opportunities 6

1212 Nationally recognized brand fueled by unmatched advertising spend Approximately $1 billion spent on marketing since 2011 Brand Partnerships 2% of monthly membership dues spent on national advertising 7% of monthly membership dues spent on local advertising Memorable Marketing

1313 Investment Highlights Differentiated fitness concept and exceptional value proposition that appeals to a broad demographic Strong store-level economics Highly attractive franchise system built for growth Predictable and recurring revenue streams with high cash flow conversion Market leader with a nationally recognized brand and scale advantage 1 2 3 4 5 Significant growth opportunities 6

1414 Easy-to-operate and profitable store model ◼ Automatic, recurring revenue model ◼ Streamlined operations ◼ Minimal required staffing ◼ Minimal working capital needs ◼ No perishable inventory ◼ Highly-attractive return on capital Streamlined, Easy-to-Operate Store Model Illustrative Franchisee Unit Economics Unit Build-Out Cost Range $1.6 mm - $3.7mm1 Average Unit Volume (annual) $2.0mm2 4-Wall EBITDA Margin (before 7% royalty) 47%2 Royalty Adjusted 4-Wall EBITDA Margin (after 7% royalty) 40%2 Unlevered cash-on-cash return 25%+3 Appealing Unit Economics 1 Based on sample set of 46 stores across a wide range of U.S. geographies in 2020. 2 In 2019 (before the impact of COVID-19) our corporate-owned stores had AUVs of $2 million and four-wall EBITDA margins of approximately 47% or approximately 40% after applying the 7% royalty rate. Based on a historical survey of franchisees and management estimates, we believe that, on average, our franchise stores achieve four-wall EBITDA margins in line with these corporate-owned store four-wall EBITDA margins. 3 Based on survey data and management estimates, we believe our franchisees can earn, in their second year of operations, on average, a cash-on-cash return on initial investment greater than 25% after royalties and advertising, which is in line with our corporate-owned stores Over 4,000 long term store potential in the U.S. alone with More than 1,000 in the pipeline

1515 Investment Highlights Differentiated fitness concept and exceptional value proposition that appeals to a broad demographic Strong store-level economics Highly attractive franchise system built for growth Predictable and recurring revenue streams with high cash flow conversion Market leader with a nationally recognized brand and scale advantage 1 2 3 4 5 Significant growth opportunities 6

1616 One Team, One Planet: Highly-attractive franchise system Franchisee Overview ◼ Highly-disciplined franchisee selection ◼ ~130 franchisee groups ◼ 98% of stores operated by multi-store operators1 ◼ Only 35% of franchisees own >10 stores ◼ Over 90% of unit growth in 2020 from existing franchisees ◼ Significant and ongoing franchisee support ◼ Pre-opening ◼ Operational ◼ Marketing ◼ Brand excellence ◼ Franchise relations Franchisee Support News & Accolades Note: All figures as of 12/31/2020 unless otherwise noted 1 Refers to franchisees that own at least 3 stores 488 606 749 918 1,124 1,300 1,493 1,703 1,943 2,124 U.S. Club Count by Year 2011 2014 2015 2017 20192016 20202012 2013 2018

1717 Investment Highlights Differentiated fitness concept and exceptional value proposition that appeals to a broad demographic Strong store-level economics Highly attractive franchise system built for growth Predictable and recurring revenue streams with high cash flow conversion Market leader with a nationally recognized brand and scale advantage 1 2 3 4 5 Significant growth opportunities 6

Predictable, recurring revenue streams

Historical Franchise Revenues


Non-recurring ~10%
Recurring ~90%

Historical Corporate-Owned Store Revenues


Non-recurring ~10%
Recurring ~90%

- Revenues earned from franchise and corporate-owned stores consist largely of recurring revenue streams:
  - Royalties
  - Monthly dues
  - Annual fees
  - Vendor commissions
- 85% of monthly dues and annual fees are collected through ACH direct debit
- Monthly dues and annual fees are collected regardless of member use (monthly membership fees were not collected at closed stores in 2020 due to COVID-19 restrictions)
- Equipment and "re-equip" segment are additional predictable revenue stream as the franchise store base grows

18

Highly-profitable, diversified business segments

Our Business Segments

Franchise
- Recurring revenues through royalties from franchise stores
- Fastest growing, most profitable segment
- Historically ~40% of total revenue & ~60% of Adj. EBITDA

Corporate-owned Stores
- ~100 owned stores in U.S. and Canada
- Profitable recurring income stream
- Historically ~25% of revenue & ~20% of Adj. EBITDA

Equipment
- Franchisees purchase high-quality Planet Fitness branded equipment from us
- Replace equipment every 5 to 7 years[3]
- Historically ~35% of revenue & ~20% of Adj. EBITDA

Historical Revenue Breakdown[1]



Franchise
~40%
Equipment
~35%
Corporate-owned
Stores
~25%

Historical Adjusted EBITDA[2]



Equipment
~20%
Franchise
~60%
Corporate-owned
Stores
~20%

Note: Segment breakdown based on segment EBITDA, which excludes corporate overhead expenses
[1] Based on the average from fiscal years 2018, 2019, and 2020.
[2] Excludes negative corporate EBITDA impact
[3] Certain extensions have been granted such as an 18-month extension in 2020 on equipment replacements due to COVID-19

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2020 Investment Highlights Differentiated fitness concept and exceptional value proposition that appeals to a broad demographic Strong store-level economics Highly attractive franchise system built for growth Predictable and recurring revenue streams with high cash flow conversion Market leader with a nationally recognized brand and scale advantage 1 2 3 4 5 Significant growth opportunities 6

2121 Growth Strategies Grow store base Drive revenue growth and same store sales Expand royalties Grow sales from fitness equipment 1 2 3 4

2222 Grow Store Base 488 606 749 918 1,124 1,300 1,493 1,703 1,943 2,124 2011 2012 2013 2014 2015 2018 U.S. store potential 1 Population data sourced from 2020 U.S. Census data; Population totals are as of 7/1/2017 while store count is as of 12/31/2020 2 Planet Fitness was founded in NH 3 Represents Planet Fitness members as a percentage of total population in the region 361 stores 3.4% of population3 NH2 = 10.2% RI = 9.5% MA = 7.5% 455 stores 3.8% of population3 770 stores 4.5% of population3 464 stores 6.1% of population3 ◼ 2,124 clubs across 50 states and five countries ◼ Potential to more than double our store base in the United States alone ◼ More than 1,000+ committed store openings in the pipeline Proven Track Record and Long Runway Clubs in 50 States and Five Countries1 4,000+ 2017 5 stores Panama U.S. Club Count by Year Mexico 5 stores 2019Puerto Rico 12 stores 2.4% of population 47 stores Canada 2016 2020 Australia 5 stores

2323 Drive revenue growth and same store sales 1 As of 12/31/20 2016 2020 ◼ Attract, engage, and retain members: ◼ Leverage “Bricks with Clicks” digital platform that appeals to new fitness and wellness seekers ◼ Increase brand awareness as NAF and LAF grow ◼ Targeted digital marketing to efficiently grow members Membership Growth ◼ Enhance value through: ◼ New in-store amenities ◼ Affinity partnerships ◼ Grow number of stores to enhance convenience of unlimited access Increase Black Card Memberships Black Card Penetration1 Total Members (mm)1 60.5% 58.9% 2016 2020 8.9 13.5

2424 Expand royalties Average Monthly Royalty Rate 2016 2020 3.7% 6.3% 63% 37% Franchises with <7% royalty rate Franchises with 7% royalty rate

2525 Grow fitness equipment sales • U.S franchisees required to purchase equipment from Planet Fitness ensuring consistency across all stores • Due to scale, we offer: • Competitive pricing • Stronger warranties and enhanced service levels • Convenient order and placement process Benefits to our franchisees… • Stores required to replace equipment every 5 (cardio) to 7 (strength) years1 • Equipment refreshes maintain consistent, high-quality fitness experience and attract new members …Results in growing equipment revenues 1 Certain extensions have been granted such as an 18-month extension in 2020 on equipment replacements due to COVID-19.

2626 Investment Highlights Differentiated fitness concept and exceptional value proposition that appeals to a broad demographic Strong store-level economics Highly attractive franchise system built for growth Predictable and recurring revenue streams with high cash flow conversion Market leader with a nationally recognized brand and scale advantage 1 2 3 4 5 Significant growth opportunities 6

Appendix

Adjusted EBITDA Reconciliation

($mm) **Year Ended December 31,**	**2020**	**2019**	**2018**
Net income (loss)	**(15.2)**	**135.4**	**103.2**
Interest Income	(3.0)	(7.1)	(4.7)
Interest expense, net[1]	82.1	60.9	50.7
Provision for income taxes	0.7	37.8	28.6
Depreciation and amortization	53.8	44.3	35.3
EBITDA	**$118.5**	**$271.3**	**$213.1**
Purchase accounting adjustments – revenue[2]	0.3	0.8	1.0
Purchase accounting adjustments – rent[3]	0.5	0.5	0.7
Loss on reacquired franchise rights[4]	--	1.8	0.4
Transaction fees[5]	--	--	0.3
Severance costs[6]	1.0	--	0.4
Pre-opening costs[7]	1.5	1.8	1.5
Legal matters[8]	5.8	--	--
Indemnification receivable[9]	--	--	0.3
Tax benefit arrangement remeasurement[10]	(5.9)	6.0	4.8
Other[11]	(1.3)	0.5	0.7
Adjusted EBITDA	**$120.4**	**$282.2**	**$223.2**

(1) Includes $4.6 million of loss on extinguishment of debt in the year ended December 31, 2018.
(2) Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. For the years ended December 31, 2020, 2019, and 2018, these amounts represent the additional revenue that would have been recognized in those years if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(3) Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company's deferred rent liability was required to be written off as of the acquisition date and rent is being recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $0.1 million, $0.2 million and $0.4 million in the years ending December 31, 2020, 2019, and 2018, respectively, reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $0.4 million, $0.3 million and $0.4 million for the years ending December 31, 2020, 2019, and 2018, respectively, are due to the amortization of favorable and unfavorable lease intangible assets. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(4) Represents the impact of a non-cash loss recorded in accordance with ASC 805 – Business Combinations related to our acquisition of franchisee-owned stores. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.
(5) Represents transaction fees and expenses that could not be capitalized related to the issuance of our 2018 Notes in the year ended December 31, 2018.
(6) Represents severance expense recorded in connection with a reduction in force in 2020 and an equity award modification in 2018.
(7) Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(8) Represents costs associated with legal matters in which the Company is a defendant. The 2020 amount includes expense of $3.8 million related to the settlement of legal claims, and a $2.0 million reserve against an indemnification receivable related to a legal matter.
(9) Represents a receivable recorded in connection with a contractual obligation of the Company's co-founders to indemnify the Company with respect to pre-IPO tax liabilities pursuant to the 2012 Acquisition.
(10) Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.
(11) Represents certain other charges and gains that we do not believe reflect our underlying business performance. In 2020, the amount includes $1.4 million gain related to an employee retention payroll tax credit received in connection with the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"). In 2018, this amount includes expense of $0.6 million related to the write off of certain assets that were being tested for potential use across the system.

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planet fitness

Pro Forma Adjusted Net Income Reconciliation

($mm) Year ended December 31,	2020	2019	2018
Net income (loss)	(15.2)	135.4	103.2
Provision for income taxes, as reported	0.7	37.8	28.6
Purchase accounting adjustments – revenue[1]	0.3	0.8	1.0
Purchase accounting adjustments – rent[2]	0.5	0.4	0.7
Loss on reacquired franchise rights[3]	1.8	1.8	0.4
Transaction fees[4]	--	--	0.3
Loss on extinguishment of debt[5]	--	--	4.6
Severance costs[6]	1.0	--	0.4
Pre-opening costs[7]	1.5	1.8	1.5
Legal matters[8]	5.8	--	--
Indemnification receivable[9]	--	--	0.3
Tax benefit arrangement remeasurement[10]	(5.9)	6.0	4.8
Other[11]	(1.3)	0.5	0.7
Purchase accounting amortization[12]	16.8	16.3	15.7
Adjusted income before income taxes	$4.2	$200.4	$162.2
Adjusted income taxes[13]	1.1	53.7	42.7
Adjusted net income	$3.1	$146.7	$119.5

(1) Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. For the years ended December 31, 2020, 2019, and 2018, these amounts represent the additional revenue that would have been recognized in those years if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2) Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company's deferred rent liability was required to be written off as of the acquisition date and rent is being recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $0.1 million, $0.2 million and $0.4 million in the years ending December 31, 2020, 2019, and 2018, respectively, reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $0.4 million, $0.3 million and $0.4 million for the years ending December 31, 2020, 2019, and 2018, respectively, are due to the amortization of favorable and unfavorable lease intangible assets. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3) Represents the impact of a non-cash loss recorded in accordance with ASC 805 – Business Combinations related to our acquisition of franchisee-owned stores. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.

(4) Represents transaction fees and expenses that could not be capitalized related to the issuance of our 2018 Notes in the year ended December 31, 2018.

(5) Represents a loss on extinguishment of debt related to the write-off of deferred financing costs associated with the Term Loan B which the Company repaid in August 2018.

(6) Represents severance expense recorded in connection with a reduction in force in 2020 and an equity award modification in 2018.

(7) Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(8) Represents costs associated with legal matters in which the Company is a defendant. The 2020 amount includes expense of $3.8 million related to the settlement of legal claims, and a $2.0 million reserve against an indemnification receivable related to a legal matter.

(9) Represents a receivable recorded in connection with a contractual obligation of the Company's co-founders to indemnify the Company with respect to pre-IPO tax liabilities pursuant to the 2012 Acquisition.

(10) Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

(11) Represents certain other charges and gains that we do not believe reflect our underlying business performance. In 2020, the amount includes $1.4 million gain related to an employee retention payroll tax credit received in connection with the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"). In 2018, this amount includes expense of $0.6 million related to the write off of certain assets that were being tested for potential use across the system.

(12) Includes $12.4 million of amortization of intangible assets, other than favorable leases, for the years ended December 31, 2020, 2019, and 2018, respectively recorded in connection with the 2012 Acquisition, and $4.5 million, $4.0 million, and $3.3 million of amortization of intangible assets for the years ended December 31, 2020, 2019, and 2018 respectively, created in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, in each period.

(13) Represents corporate income taxes at an assumed effective tax rate of 26.6%, 26.8% and 26.3% for each of the years ended December 31, 2020, 2019, and 2018, respectively, applied to adjusted income before income taxes.

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planet fitness

3030 PLNT